=======================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             PEGASUS AIR GROUP, INC.
                  ---------------------------------------------
                 (Name of Small Business Issuer in its Charter)


         NEVADA                        4522                    20-0575642
-----------------------       ----------------------     ---------------------
(State or jurisdiction of   (Primary Standard Industry     (I.R.S. Employer
     incorporation or       Classification Code Number)  Identification Number)
      organization)


                           2708 SKILLMAN, SUITE C-102
                                DALLAS, TX  75231
                                 (214) 979-0100
          ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive offices)

                           STAG FINANCIAL GROUP, INC.
                        8910 N. DALE MABRY HWY., STE. 37
                                TAMPA, FL  33614
                                 (813) 932-6828
                               (813) 932-6830 FAX
            --------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of commencement of proposed sale to the public: As soon as practical after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act please check the following box. [X]


                          CALCULATION  OF  REGISTRATION  FEE
-------------------------------------------------------------------------------
  Title of Each                       Proposed        Proposed
    Class of                           Maximum         Maximum       Amount of
Securities to be    Amount to be   Offering Price     Aggregate    Registration
   Registered        Registered      Per Share      Offering Price      Fee
-------------------------------------------------------------------------------
Units               1,000,000(1)(2)       $0.25        $250,000         $31.68

Common  stock,
$0.001  par  value,
underlying the
Units               1,000,000               -0-             -0-            -0-

Common  stock,
$0.001  par  value  3,208,000(1)(3)       $0.25        $802,000        $101.61

$0.50 warrants
to purchase shares
of common stock,
$0.001 par value,
underlying
the Units           1,000,000               -0-             -0-            -0-

Common stock,
$0.001 par value,
underlying $0.50
warrants            1,000,000             $0.50        $500,000         $63.35


$1.00 warrants
to purchase shares
of common stock,
$0.001 par value,
underlying
the Units           1,000,000               -0-             -0-            -0-

Common stock,
$0.001 par value,
underlying $1.00
warrants            1,000,000             $1.00      $1,000,000        $126.70



                                        2

-------------------------------------------------------------------------------
   Total                                                               $323.34


* A fee of $323.34 was paid in conjunction with the filing of Form SB-2 on September 8, 2004.

(1)     Estimated solely for the purpose of calculating the registration fee.

(2) The Registrant is offering up to 1,000,000 units with each unit comprised of one share of common stock, $0.001 par value, one warrant to purchase one share of common stock at $0.50 and one warrant to purchase one share of common stock at $1.00. The warrants shall expire on December 31, 2009.

(3) The Selling Security Holders are offering up to 3,208,000 shares at $0.25 per share until our common stock is quoted on the OTC Bulletin Board or other secondary trading marketplace. Thereafter, the Selling Security Holders may sell their shares of common stock at prevailing market prices or privately negotiated prices.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2, Registration Number 333-118862 ("Registration Statement"), is being filed solely to close the Offering. All 1,000,000 of the units offered through the Registration Statement have been subscribed.





                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 20th day of May, 2005.

                              Pegasus Air Group, Inc.



                              By: /s/ Andrew Jones
                              -------------------------------------
                              Andrew Jones
                              President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


      Signature                     Title                     Date
      ---------                     -----                     ----

/s/ Andrew Jones              President, Chief
----------------------        Executive Officer and       May 20, 2005
Andrew Jones                  Director

/s/ Eric Boyer                Secretary, Treasurer,
----------------------        Principal Financial
Eric Boyer                    Officer, Principal          May 20, 2005
                              Accounting Officer,
                              and Director